Exhibit 99.1

Sonic Foundry’s Revenues Increase 77 Percent for First Quarter of Fiscal 2005

Company Continues to Make Strides With Its Mediasite Family of Rich Media
Recording Systems, Secures Increasing Number of Multi-Unit Sales and
Significant Customer Gains

          MADISON, Wis., Feb. 3 /PRNewswire-FirstCall/ -- Sonic Foundry(R), Inc. (Nasdaq: SOFO), a leading rich media solutions company, today announced results for its first quarter of fiscal 2005.  Popularity of the company’s Mediasite(TM) family of rich media communication products continued Sonic Foundry’s fast-paced momentum and contributed to yet another record quarter of consecutive product revenue growth.

Highlights for the first quarter include:
*

Revenues Increase 77 Percent Year-to-Year.  For the first quarter of fiscal 2005, Sonic Foundry reported revenues of $1.6 million, an increase of 77 percent from $899,000 it reported for first quarter of fiscal 2004.  The company continues to make in-roads into large, key growth markets as demonstrated by sales of its popular Mediasite systems.  In the first quarter of 2005, Mediasite sales more than doubled compared to the same period a year ago.  Product revenues were $1.3 million compared to $603,000 in first quarter of 2004. Likewise, customer support revenue increased correspondingly -- contributing revenues of $189,000 compared to $67,000 for first quarter of fiscal 2004.  At the end of the first quarter, the company also had $467,000 in unearned customer support revenue, due to amortizing its service revenue over the life of its contracts.

*

Gross Margins Improve.  Increased sales and a growing contribution from support and server software licensing contributed to higher gross margins of 66 percent in the first quarter of 2005. Higher volume material purchases and continued growth in contributions from server software and support fees should allow the company to maintain margins in the mid-to-upper 60 percent range going forward.

*

Operating Expenses Correspond To Company Investments.  As reported previously, the company made investments in hiring additional sales and marketing staff to build out its channel and escalate its penetration within key, large strategic markets. Increased expenses reflect this investment as well as a 24 percent increase in research and development over last year as the company released enhancements to its Mediasite family of products.

*

Net Loss Nearly Flat Year-to-Year.  The company reported a net loss of $1.4 million or five cents per share for first quarter of fiscal 2005. First quarter 2005 results include $128,000 of one-time and non-cash costs associated with the separation of certain employees.

*

Reduced Cash Required For Operating Activities.  The company streamlined the amount of cash required to run its operations year-to-year. Cash used for operations fell 21 percent in first quarter of fiscal 2005 to $1.4 million, an improvement of $371,000, compared to $1.8 million of cash expenditures in the first quarter of 2004. The company believes its cash and cash equivalents to be more than adequate for its operating and working capital needs for the foreseeable future.

*

Gearing Up For Rapid Expansion And Continued Product Enhancements.  As stated previously, the company has built a strong infrastructure of sales and marketing assets to gain solid footholds in key vertical markets, including higher education; corporate markets of aerospace, pharmaceutical, engineering; and, federal, state and local government. Increasing multi-unit sales are contributing to the rapid spread of Mediasite units throughout organizations and represented nearly 50 percent of the company’s total first quarter revenues. Recent customer gains include Georgia State, Florida State and Vanderbilt universities as well as Lands End, IBM Research and the city of West Palm Beach, Fla.

          ”We are continually evolving the Mediasite family to keep pace with our customers’ needs,” said Rimas Buinevicious, chairman and CEO of Sonic Foundry. “Our ongoing success is based on studying market demand and responding quickly. It is an exciting time and we are fortunate to have so many customers who have the same strong passion as we do about bringing an entirely new communications paradigm to market.”

          Sonic Foundry will host a Webcast today to discuss its first quarter 2005 results at 10:00 a.m. CT/11 a.m. ET. It will use Mediasite to Webcast the presentation for both live and on-demand viewing. To access the presentation, go to www.sonicfoundry.com. An archive of the Webcast will be available for 30 days.

          About Sonic Foundry(R), Inc.
          Founded in 1991, Sonic Foundry (Nasdaq: SOFO) is a provider of rich media communications technology for the enterprise. The company’s high-performance rich media presentation systems are trusted by Fortune 500 companies, education institutions and government agencies for a variety of critical communication needs. Sonic Foundry is based in Madison, Wis. For more information about Sonic Foundry, visit the company’s Web site at www.sonicfoundry.com.

          Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry’s products, its ability to succeed in capturing significant revenues from media services and/or systems, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

Sonic Foundry, Inc.
Statements of Operations
(in thousands except for per share data)
(Unaudited)

	Three Months Ended December 31,

	2004	2003

Continuing Operations
Revenue:
Product sales	$1,339	$603
Customer support fees	189	67
Other	63	229
Total revenue	1,591	899
Cost of revenue	536	324
Gross margin	1,055	575
Operating expenses:
Selling and marketing expenses	1,231	748
General and administrative expenses	815	681
Product development expenses	455	368
Total operating expense	2,501	1,797
Loss from operations	(1,446)	(1,222)
Other income, net	46	34
Loss from continuing operations	(1,400)	(1,188)
Gain on disposal of discontinued operations	—	120
Net loss	$(1,400)	$(1,068)
Net loss per common share:
-- basic and diluted	$(0.05)	$(0.04)

Sonic Foundry, Inc.
Consolidated Balance Sheets
(in thousands except for share data)

	December 31, 2004	September 30, 2004

	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,365	$7,583
Accounts receivable, net of allowances of $98 each period	1,303	1,345
Accounts receivable, other	15	18
Inventories	391	371
Prepaid expenses and other current assets	211	281
Total current assets	8,285	9,598
Property and equipment:
Leasehold improvements	185	185
Computer equipment	1,031	1,010
Furniture and fixtures	177	177
Total property and equipment	1,393	1,372
Less accumulated depreciation	702	627
Net property and equipment	691	745
Other assets:
Goodwill and other intangibles, net	7,663	7,676
Capitalized software development costs, net of amortization of $857 and $788	543	612
Total other assets	8,206	8,288
Total assets	$17,182	$18,631
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$797	$879
Accrued liabilities	363	686
Unearned revenue	467	473
Total current liabilities	1,627	2,038
Other liabilities	26	27
Stockholders’ equity:
Preferred stock, $.01 par value, authorized 5,000,000 shares; none issued and outstanding	—	—
5% preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 10,000,000 shares, none issued and outstanding	—	—
Common stock, $.01 par value, authorized 100,000,000 shares; 30,218,483 and 29,782,269 issued and 30,148,233 and 29,712,019 outstanding at December 31, 2004 and September 30, 2004, respectively	302	298
Additional paid-in capital	169,729	169,383
Accumulated deficit	(154,308)	(152,908)
Receivable for common stock issued	(26)	(39)
Treasury stock, at cost, 70,250 shares	(168)	(168)
Total stockholders’ equity	15,529	16,566
Total liabilities and stockholders’ equity	$17,182	$18,631

SOURCE  Sonic Foundry, Inc.
          -0-                              02/03/2005
          /CONTACT:  Press, Terri Douglas of Catapult PR-IR, +1-303-581-7760,
ext. 18, cell, +1-303-808-6820, tdouglas@catapultpr-ir.com, for Sonic Foundry,
Inc; or Investors, Rob Schatz of Strategic Growth International, Inc.,
+1-212-838-1444, rob@sgi-ir.com, for Sonic Foundry, Inc./
          /Web site:  http://www.sonicfoundry.com /